Exhibit 10.1
REINSURANCE GROUP OF AMERICA, INCORPORATED
FLEXIBLE STOCK PLAN
STOCK APPRECIATION RIGHT AWARD AGREEMENT
     Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), and «FirstName» «LastName» (the “Awardee”) hereby agree as follows:
SECTION 1
GRANT OF STOCK APPRECIATION RIGHT
     Pursuant to the Reinsurance Group of America, Incorporated Flexible Stock Plan (“Plan”) and pursuant to action of the Committee charged with the Plan’s administration, the Company has granted to the Awardee, effective ___________ (“Effective Date”), subject to the terms, conditions and limitations stated in this agreement (“Agreement”) and the Plan, a Stock Appreciation Right (“SAR”), which is granted with respect to («No_of_Shares») shares of the Common Stock of the Company (each a “SAR Share”).
SECTION 2
EXERCISE PRICE PER SAR SHARE
     The Exercise Price Per SAR Share shall be _______, which is the Fair Market Value of one Share of Company Common Stock as of the Effective Date of this Agreement.
SECTION 3
EXERCISE OF SAR
     (a) Right to Exercise. This SAR is exercisable during its Term, but only to the extent vested on the date of such exercise.
     (b) Terms of Exercise. Upon proper exercise of any vested portion of the SAR, the Awardee or the individual or entity authorized to exercise such SAR as provided herein shall be entitled to receive the excess of (i) the Fair Market Value of the specified number of SAR Shares as of the date of exercise (which shall be determined by multiplying the number of SAR Shares being exercised by the Fair Market Value of one Share on the date of exercise) over (ii) an amount equal to the Exercise Price Per Share multiplied by the number of SAR Shares being exercised. Such excess, if any, shall be paid in whole Shares, the number of which shall be determined using the Fair Market Value of one Share as of the date of exercise, disregarding any fractional shares. Such Shares shall be delivered to the Awardee or the individual or entity authorized to exercise such SAR as provided herein as soon as practicable following exercise of the SAR, but in no event later than 30 days following the date of exercise of the SAR.
     (c) Method of Exercise. The SAR may be exercised in whole or in part at any time or from time to time by delivering to the Secretary or Chief Financial Officer of the Company or by sending by certified mail, postage prepaid, to the Company to the attention of the Secretary a written request designating the number of SAR Shares to be so exercised, signed by the Awardee or other individual authorized pursuant to the terms of this Agreement to exercise the SAR. As promptly as practicable after such exercise of the SAR, the Company shall issue the number of Shares determined pursuant to Section 3(b) above to the Awardee or the individual or entity authorized to exercise such SAR as provided herein.

SECTION 4
CONDITIONS AND LIMITATIONS ON RIGHT TO EXERCISE SAR
     (a) Vesting. Subject to paragraph (b) of this Section and subject to Sections 6 and 7, this SAR shall vest in four (4) equal annual installments of 25% commencing December 31 of the year of grant. The SAR must be exercised if at all no later than ten (10) years from the Effective Date (the “Expiration Date”). The SAR may be exercised in full or in part pursuant to this vesting schedule. Upon a partial exercise of this SAR, the number of SAR Shares available for future exercise shall be reduced by the portion of the SAR so exercised.

Cumulative Percentage of
Date	SAR Shares That Are Vested
December 31, 2011	25%

December 31, 2012	50%

December 31, 2013	75%

December 31, 2014	100%
     (b) Exercise if No Longer an Employee.
     (1) Termination. Except as provided in paragraphs (2) or (3) below, the SAR may be exercised only by the Awardee while the Awardee is an Employee or within 30 days following termination of the Awardee’s status as an Employee. For purposes of this Agreement, “Employee” means:
     (i) an officer or employee of the Company or one of its subsidiaries as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (“Code”), or
     (ii) an officer or employee of the Company’s parent as defined in Section 424(e) of the Code, provided the Awardee is serving in such capacity at the request of the Company and the Company’s Chief Executive Officer approves the Awardee’s continued participation in the Plan.
Notwithstanding the foregoing, the Awardee may exercise the SAR following termination only to the extent the SAR was vested and had not been exercised prior to termination and in no event may the SAR be exercised after the Expiration Date.
An approved leave of absence shall not constitute a termination for purposes of this Section so long as the Awardee’s right to re-employment is guaranteed either by statute, local law, contract or pursuant to any Company policy. Where re-employment is not so guaranteed, termination shall be deemed to occur on the first day after the last day of such approved period of leave (but not after the Expiration Date).

     (2) Disability or Death. Notwithstanding the vesting schedule set forth in Section 4(a) above, in the event of the Awardee’s Disability or death while serving as an Employee and prior to the Expiration Date, the SAR shall become immediately 100% vested with respect to the portion of the SAR not exercised prior to the date of Disability or death, and the SAR may be exercised at any time within five (5) years following the earlier to occur of death or Disability, but in no event later than the Expiration Date. Should this Section 4(b)(2) become operative because the Awardee died while serving as an Employee, or should the Awardee die after the Awardee’s Disability, then the SAR may be exercised by (i) a legatee or legatees of the Awardee under the Awardee’s last will; (ii) the Awardee’s personal representative(s) under the Awardee’s last will or, if the Awardee died without a will, the executor of the Awardee’s probate estate; or (iii) the trustee(s) of the Awardee’s revocable living trust or of a trust indenture of which Awardee is a grantor or a beneficiary.
For purposes of this Agreement, “Disability” means a physical or mental condition of the Awardee arising after the Effective Date, which in the opinion of a qualified doctor of medicine chosen by the Company prevents the Awardee from continuing as an Employee.
     (3) Retirement. In the event of the Awardee’s Retirement prior to the Expiration Date, the SAR shall continue to vest following such Retirement as provided in Section 4(a) above and shall remain exercisable as if the Awardee had continued his or her employment with the Company following such Retirement. In no event may any portion of this SAR be exercised after the Expiration Date. Notwithstanding the vesting schedule set forth in Section 4(a) above, in the event of the Awardee’s death following Retirement but prior to the Expiration Date, the SAR shall become immediately 100% vested with respect to the portion of the SAR not exercised prior to the Awardee’s death. The SAR may be exercised at any time within five (5) years following the Awardee’s death (but in no event later than the Expiration Date) by (i) a legatee or legatees of the Awardee under the Awardee’s last will; (ii) the Awardee’s personal representative(s) under the Awardee’s last will or, if the Awardee died without a will, the executor of the Awardee’s probate estate; or (iii) the trustee(s) of the Awardee’s revocable living trust or of a trust indenture of which Awardee is a grantor or a beneficiary.
For purposes of this Agreement, “Retirement” means termination of the Awardee’s status as an Employee after the Awardee has attained a combination of age and years of service that equals at least sixty-five (65); provided that, the maximum number of years of service credited for purposes of this calculation shall be ten (10).
SECTION 5
DELIVERY OF SHARES
     The Company shall not be required to issue or deliver any certificates for SAR Shares upon the exercise of this SAR prior to (a) the admission of such shares to listing on any stock exchange on which the Company’s Common Stock may then be listed, (b) the completion of any registration and/or qualification of such shares under any state or federal laws or rulings or regulations of any governmental regulatory body, which the Company shall determine to be necessary or advisable, or (c) if the Company so requests, the filing with the Company by the Awardee or the purchaser acting pursuant to Section 4(b) of a representation in writing at the time of such exercise that it is his or her present intention to acquire the shares being purchased for investment and not for resale or distribution.

SECTION 6
CHANGE OF CONTROL
     Notwithstanding the vesting schedule set forth in Section 4(a), in the event of a Change of Control (as defined in the Plan) prior to the Awardee’s termination, Retirement, Disability or death (as described in Section 4(b)), the SAR shall become immediately 100% vested with respect to the portion of the SAR not exercised prior to the Change of Control (but in no event may the Awardee exercise any portion of the SAR after the Expiration Date).
SECTION 7
CANCELLATION
     Notwithstanding anything herein to the contrary, this Agreement shall be cancelled and the SAR granted hereby shall be forfeited, without any further action by the Committee, as a result of the Awardee’s Malfeasance. In the event of such cancellation, all rights of the Awardee hereunder shall terminate, irrespective of whether the SAR is otherwise vested, and the shares reserved for use hereunder shall be available for future grant in accordance with the Plan. “Malfeasance” means (1) any conduct, act or omission that is contrary to the Awardee’s duties as an Employee or that is inimical or in any way contrary to the best interests of the Company or any of its Affiliates, or (2) employment of the Awardee by or association of the Awardee with an organization that competes with the Company or any of its Affiliates.
SECTION 8
MISCELLANEOUS
     (a) Rights in Shares Prior to Issuance. Prior to issuance of certificates for shares of Common Stock, neither the Awardee nor his or her legatees, personal representatives, or distributees, shall be deemed to be a holder of any shares of Common Stock subject to this SAR.
     (b) Non-assignability. This SAR shall not be transferable by the Awardee otherwise than by will or by the laws of descent and distribution; provided that, the Awardee may transfer the SAR during his or her lifetime to a revocable living trust of which the Awardee is grantor, or to another form of trust indenture of which Awardee is a grantor or a beneficiary. This SAR may be exercised during the Awardee’s lifetime only by the Awardee; the Awardee’s guardian, power of attorney, or legal representative; or the trustee of the Awardee’s revocable living trust or of a trust indenture of which Awardee is a grantor or a beneficiary.
     (c) Designation of Beneficiaries. The Awardee may file with the Company a written designation of a beneficiary or beneficiaries to exercise, in the event of the Awardee’s death, the SAR granted hereunder, subject to all of the provisions of the SAR Award and these Terms and Conditions. An Awardee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise the SAR, the Committee may recognize only an exercise by the personal representative of the estate of the Awardee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

     (d) Changes in Capital Structure. If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number of SARs and the number, kind and class of shares available for SARs and the exercise price thereof, as applicable, shall be appropriately adjusted by the Committee. The issuance of Shares for consideration and the issuance of Share rights shall not be considered a change in the Company’s capital structure. No adjustment provided for in this Section shall require the issuance of any fractional shares.
     (e) Right to Continued Employment. Nothing in this Agreement shall confer on the Awardee any right to continued employment or interfere with the right of an employer to terminate the Awardee’s employment at any time.
     (f) Tax Withholding. Awardee must pay, or make arrangements acceptable to the Company for the payment of any and all federal, state, and local tax withholding that in the opinion of the Company is required by law. Unless Employee satisfies any such tax withholding obligation by paying the amount in cash or by check, the Company will withhold Shares having a Fair Market Value on the date of withholding equal to the tax withholding obligation.
SECTION 9
TERMS OF THE PLAN
     This SAR is subject to all of the terms of the Plan whether or not such terms are set forth in this Agreement, and capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Plan.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this ___ day of ________, 2011.
“Company”
Reinsurance Group of America, Incorporated

By:
	Name:	A. Greig Woodring
	Title:	President and Chief Executive Officer

“Awardee”

Name: «FirstName» «LastName»

5